                                                                  Exhibit 10.22

                           SENIOR MANAGEMENT AGREEMENT

         THIS SENIOR MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of June 20, 2000 between Commerce One, a Delaware corporation (the "PARENT" or "COMMERCE ONE"), and Ken S. Bajaj ("EXECUTIVE"), to be effective as of the Effective Time (as defined in the Reorganization Agreement described below).

         WHEREAS, Executive and AppNet, Inc., a Delaware corporation (the "COMPANY") have entered into a Senior Management Agreement, dated as of June 29, 1998 (the "APPNET SENIOR MANAGEMENT AGREEMENT"), pursuant to which Executive purchased, and the Company sold, 3,566,000 shares of the Company's Common Stock, par value $.0005 per share, (the "RESERVED STOCK").

         WHEREAS, as of the date of the AppNet Senior Management Agreement, Executive owned 6,900,000 restricted shares of the Company's Common Stock, par value $.0005 per share (the "CARRIED STOCK" and with the Reserved Stock, collectively referred to as "EXECUTIVE STOCK").

         WHEREAS, the Parent, the Company, and Constitution Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent ("MERGER SUB"), and certain other parties have entered into an Agreement and Plan of Merger and Reorganization dated of even date herewith (the "REORGANIZATION AGREEMENT"), pursuant to which, among other things, the Merger Sub shall merge with and into the Company (the "MERGER").

         WHEREAS, prior to the Effective Time of the Merger, the Company will grant to the Executive a stock option to purchase 25,000 shares of Company common stock at an exercise price per share equal to the then current fair market value of one share of Company common stock on the date of grant (the "COMPANY OPTION"). The Company Option will vest as to 25% of the shares subject to the Company Option one (1) year after the date of grant, and as to an additional 25% of the shares subject to the Company Option upon the expiration of the second, third and fourth anniversaries, respectively, of the date of grant, so that the Company Option will be fully vested and exercisable four (4) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. Such Company Option will be subject to the terms, definitions and provisions of the Company's stock option plan and the stock option agreement by and between the Executive and the Company and will not contain any accelerated vesting provisions.

         WHEREAS, the Parent and Executive desire to enter into this Agreement to provide for Executive's employment with the Parent following the Effective Time.

         WHEREAS, the Parent desires to employ Executive and to have the benefit of his skills and services, and Executive desires to be employed with the Parent, on the terms and conditions set forth herein.

         WHEREAS, the term "Parent," as used in this Agreement, shall include any current or future, direct or indirect Subsidiaries of Parent, including the Company.

         WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

         NOW, THEREFORE, the parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

         1. OWNERSHIP. Executive acknowledges that as of the date of this Agreement he owns beneficially and of record certain shares of the Carried Stock free and clear of all liens and encumbrances, except as set forth in the Subscription Agreement between the Company and the Executive, dated February 10, 1998 (the "SUBSCRIPTION AGREEMENT").

         2. RESERVED STOCK. Pursuant to the provisions of Section 2 of the AppNet Senior Management Agreement, Executive purchased, and the Company sold, 3,566,000 shares of the Reserved Stock at a price of $0.1055 per share.

         3. REPURCHASE OF RESERVED STOCK. The Company's right to repurchase Reserved Stock expired upon the Company's initial Public Offering.

         4.   REPURCHASE OPTION.

              (a) Executive acknowledges and agrees that, as of the Effective Time, 526,419 shares of Carried Stock will be subject to repurchase rights under Section 4 of the AppNet Senior Management Agreement (the "UNVESTED STOCK"). In the event Executive voluntarily resigns from (other than in response to a Forced Relocation (as defined below) or a reduction in the Annual Salary as initially set in this Agreement) or is terminated for Cause by the Parent or its Subsidiaries for any reason (a "SEPARATION"), a percentage of the Unvested Stock (whether held by Executive or one or more of Executive's transferees, other than the Parent) will be subject to repurchase, in each case at the option of the Parent pursuant to the terms and conditions set forth in this Section 4(a) (the "REPURCHASE OPTION"). Fractional shares shall be rounded to the nearest whole share. The percentage of the Unvested Stock that will be subject to repurchase at the Executive's Original Cost for such shares shall be calculated in accordance with the following schedule (the "SUBJECT SHARES"):

                                                            Percentage of Unvested Stock to be
              Date                                          Repurchased at Original Cost
              -------------------------------------------   ----------------------------------

              Effective Time until June 20, 2001                            50.00%


              Date immediately following the earliest to
              occur of:  (x) June 20, 2001, (y)
              termination of the Executive without Cause,
              or (z) termination by Executive due to
              Forced Relocation or a reduction in the
              Annual Salary as initially set in this
              Agreement, and continuing thereafter                           0.00%


              (b) The Parent must elect to purchase all or any portion of the Subject Shares by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of the Subject Shares within 90 days after the Separation. The Repurchase Notice will set forth the number of Subject Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Parent shall first be satisfied to the extent possible from the Subject Shares held by Executive at the time of delivery of the Repurchase Notice. If the number of Subject Shares then held by Executive is less than the total number of Subject Shares which the Parent had elected to purchase, the Parent shall purchase the remaining shares elected to be purchased from the other holder(s) of Subject Shares under this Agreement, pro rata according to the number of Subject Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

              (c) The closing of the purchase of the Subject Shares pursuant to a Repurchase Option shall take place on the date designated by the Parent in the Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of such notice. The Parent will pay for the Subject Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Parent and will pay the remainder of the purchase price by check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Parent will be entitled to receive all sellers' signatures to be guaranteed.

              (d) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Subject Shares by the Parent shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Parent's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Subject Shares hereunder which the Parent is otherwise entitled or required to make, the Parent may make such repurchases as soon as it is permitted to do so under such restrictions.

         5. RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK. As of the Effective Time, any restrictions on the Transfer of shares of Executive Stock set forth in Section 5 of the AppNet Senior Management Agreement shall terminate.

         6.   ADDITIONAL RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

              (a) LEGEND. Upon the Effective Time, and until such time as the Executive Stock is fully vested and no longer subject to the Repurchase Option under Section 4 of this Agreement, the certificates representing the Executive Stock will bear the legend in substantially the following form:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

              (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act, applicable laws of descent and distribution or among Executive's Family Group) without first delivering to the Parent an opinion of counsel (reasonably acceptable in form and substance to the Parent) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                        PROVISIONS RELATING TO EMPLOYMENT

         7. EMPLOYMENT. The Parent agrees to employ Executive and Executive accepts such employment for the period beginning as of the Effective Time and ending upon his separation pursuant to Section 7(c) hereof (the "EMPLOYMENT PERIOD"). Executive's employment with the Parent shall be on an "at will" basis, whereby either Executive or the Parent, may terminate Executive's employment at any time for any reason or no reason, without further obligation or liability, except as otherwise provided in this Agreement.

              (a) POSITION AND DUTIES. During the Employment Period, Executive shall serve as an Executive Vice President of Commerce One, Inc. and President of Commerce One Global Services and shall have the normal duties, responsibilities and authority of an Executive Vice President of Commerce One, Inc. and President of Commerce One Global Services, including, without limitation, the responsibilities associated with all aspects of the daily operations of the company and the completion and integration of any acquisitions made by the Parent, subject to the power of the President of Commerce One, Inc. and the Parent's Board of Directors (the "BOARD") to expand or limit such duties, responsibilities and authority and to override actions of an Executive Vice President of Commerce One, Inc. and President of Commerce One Global Services. The corporate headquarters of Commerce One Global Services shall be located in Bethesda, Maryland, unless otherwise agreed to by Executive. Executive shall report to the Vice Chairman and President of Commerce One, Inc. and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Parent and its subsidiaries.

              (b) SALARY, BONUS AND BENEFITS. The Parent will pay Executive a salary (the "ANNUAL SALARY") of $300,000 per annum, subject to any increase as determined by the Board based upon the Parent's achievements of budgetary and other objectives set by the Board. The Annual Salary shall be paid periodically in accordance with the Parent's payroll practices and shall be subject to the usual, required withholdings. Executive shall be eligible to receive a bonus of up to fifty (50%) of the Annual Salary based upon the Parent's achievement of budgetary and other objectives set forth by the Board. Executive's Annual Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and generally made available to the Parent's senior management.

              (c) SEPARATION. Executive's employment by the Parent will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board terminates Executive's employment for any reason or without any reason; PROVIDED, HOWEVER, that in the event of Executive's resignation, Executive agrees to provide the Parent no less than 30 days prior written notice of such resignation in order to allow for an orderly transition to Executive's replacement. If the Employment Period is terminated by the Parent without Cause or by Executive due to Forced Relocation or a reduction in the Annual Salary as initially set in this Agreement, Executive shall have no further rights or claims against the Parent or its Affiliates, except that he and his eligible dependents shall be entitled to receive his life insurance, medical insurance and disability insurance benefits (but no other fringe benefits or perquisites), through the earlier of (i) the end of the Noncompete Period (as defined below in Section 9(a)) or (ii) Executive's acceptance of full-time employment with another employer (such payment is hereinafter referred to as the "Severance Benefits"). The Severance Benefits will be provided in accordance with the Parent's normal employment practices. If the Employment Period is terminated due to death, then the medical insurance will be continued through the next full calendar month following the month in which the Executive died. If the Employment Period is terminated due to Disability, then the medical insurance and disability insurance will be continued until the last day of the six-month period following Disability.

         8.   CONFIDENTIAL INFORMATION.

              (a) Executive acknowledges that the Parent and its Subsidiaries are engaged in the business of developing, marketing, licensing or selling software for e-commerce marketplaces or exchanges and related services, including the business of acquiring businesses that provide such software or services and operating those businesses after their acquisition (the "BUSINESS"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Parent and its Subsidiaries not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "CONFIDENTIAL INFORMATION." This includes, without specific limitation, information relating to the nature and operation of the Business, the persons, firms and corporations which are customers or active prospects of the Parent during Executive's employment by the Parent, the Parent's development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Notwithstanding the foregoing, this provision shall not apply to information which the receiving party can demonstrate (i) is, at the time of disclosure to it, generally known to the public; (ii) after disclosure of the information to it, is published or otherwise becomes generally known to the public through no fault of the receiving party; (iii) is in the possession of the receiving party at the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the receiving party without reference to Confidential Information of the furnishing party.

              (b) Disclosure of any Confidential Information of the Parent shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Parent of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall, to the extent possible and legally permitted, afford the Parent a reasonable opportunity to prevent or limit any such disclosure.

              (c) During the Employment Period and for a period of five (5) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession or control. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's consent. Executive agrees to deliver to the Parent at Executive's Separation, or at any other time the Parent may request in writing, all memoranda, notes, plans, records, reports or other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Parent.

              (d) Executive will fully comply with any agreement reasonably required by any of the Parent's Affiliates, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entries.

         9. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with the Parent he will become familiar with Confidential Information and that his services will be of special, unique and extraordinary value to the Parent. Executive agrees that the

Parent has a protectable interest in the Confidential Information, goodwill and specialized knowledge acquired by Executive during the course of his employment with the Parent. Therefore, Executive agrees that:

              (a) NONCOMPETITION. During the Employment Period and for a period of twelve (12) months thereafter (the "NONCOMPETE PERIOD"), he shall not, anywhere in the United States, directly or indirectly own, manage, control, participate in, consult with, render service for, or in any manner engage in the Business or any other business engaged in by the Parent that Executive actively assisted with or was involved in the management or operation of at the time of Separation.

              (b) NONSOLICITATION. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Parent or any of its Subsidiaries to leave the employ of the Parent or such Subsidiary, or in any way interfere with the relationship between the Parent or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Parent or any of its Subsidiaries within 180 days prior to the time such employee was hired by the Executive, (iii) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Parent or any of its Subsidiaries to cease doing business with the Parent or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Parent or any of its Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Parent or any of its Subsidiaries and with which the Parent or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Parent or any of its Subsidiaries in the two-year period immediately preceding a Separation.

              (c) ENFORCEMENT. If, at the time of enforcement of Section 8 or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 8 or Section 9 of this Agreement, the Parent or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 8 or Section 9 from any court of competent jurisdiction.

              (d) ADDITIONAL ACKNOWLEDGMENTS. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Parent and (ii) additional goods and valuable consideration are set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Section 8 and 9 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Parent or the non-enforcement of Sections 8 or 9 outweighs any harm to the Executive of their enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                               GENERAL PROVISIONS

         10.  DEFINITIONS.

                  "AFFILIATE" or "AFFILIATES" of the Parent means Commerce One and all Subsidiaries of Commerce One including, following the Effective Time, the Company.

                  "CAUSE" means (i) the Executive's conviction of, or plea of NOLO CONTENDERE to, a felony or a crime involving moral turpitude, (ii) the Executive's intentional commission of a material act or omission involving dishonesty or fraud (which individually or in the aggregate involves $1,000 or more) with respect to the Parent or any of its Affiliates or any of their customers or suppliers as to which the Parent has reasonable proof after diligent inquiry that the act or omission was intentionally committed by the Executive, (iii) substantial and repeated failure by Executive to perform material duties of the office held by Executive, as reasonably directed by the Board, that is not substantially cured by Executive within twenty (20) business days after written notice thereof from Parent, (iv) gross negligence or willful misconduct by Executive with respect to the Parent or any of its Affiliates that is not substantially cured by Executive within twenty (20) business days after written notice thereof from Parent, or (v) a material breach by Executive of
Section 8 or 9 of this Agreement, or any amendments thereto, that is not substantially cured by Executive, within twenty (20) business days after written notice thereof from Parent. The failure of the Parent or Executive to achieve budgetary objectives established by the Board shall not in and of itself constitute Cause for the purpose of this Agreement.

                  "COMMON STOCK" means the Company's Common Stock, par value $.0005 per share, and any securities into or for which such Common Stock has been converted or exchanged or any security issued with respect thereto, including securities of Commerce One, Inc.

                  "DISABILITY" means a physical or mental condition which, for a continuous period of at least six (6) months has or will prevent the Executive from performing his duties on a full time basis and in a professional and consistent manner. Any dispute as to the Executive's Disability shall be referred to and resolved by a board certified physician specializing in the relevant area of disability selected and approved by the Parent and the Executive.

                  "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted), any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants and any retirement plan for the Executive.

                  "EXECUTIVE STOCK" will, until fully vested and no longer subject to repurchase under Section 4, continue to be Executive Stock in the hands or any holder other than Executive (except for the Parent and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to

Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

                  "FORCED RELOCATION" means the forced relocation of Executive's principal office, without his consent, more than 50 miles from his current office at 6707 Democracy Blvd., Bethesda, Maryland.

                  "ORIGINAL COST" means, with respect to each share of Carried Stock, $0.001, (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

                  "PUBLIC SALE" means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k)).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SUBSIDIARY" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Parent either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture arrangement between the Parent and any other entity in which the Parent either directly or through one or more Subsidiaries has a fifty percent (50%) or more interest.

                  "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  IF TO THE PARENT:

                  Commerce One, Inc.
                  4440 Rosewood Drive
                  Pleasanton, CA  94588
                  Attention:  Robert M. Tarkoff, Esq.
                  Telephone:  (925) 520-6000
                  Facsimile:  (925) 520-6066

                  WITH A COPY TO:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attention:  Larry W. Sonsini, Esq.
                              N. Anthony Jeffries, Esq.
                  Telephone:  (650) 493-9300
                  Facsimile:  (650) 493-6811

                  IF TO THE EXECUTIVE:

                  Ken S. Bajaj
                  10201 Norton Road
                  Potomac, MD  20854

                  WITH A COPY TO:

                  Mayer, Brown & Platt
                  1909 K Street, N.W.
                  Washington, D.C.  20006-1101
                  Attention:  Daniel A. Masur, Esq.
                  Telephone:  (202) 263-3226
                  Facsimile:  (202) 263-3300

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         12.  GENERAL PROVISIONS.

              (a) EXPENSES. The Company shall pay all legal, accounting and other expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

              (b) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Parent shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

              (c) AMENDMENT OF SUBSCRIPTION AGREEMENT. Notwithstanding anything in this Agreement to the contrary, Section 12(c) of the AppNet Senior Management Agreement shall remain in full force and effect with respect to the deletion of Sections 1(c), 2(d), 3(m), 3(n), 4, 6, 7(b) and 7(c) of the Subscription Agreement and replacement of such provisions with "Intentionally Omitted."

              (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the AppNet Senior Management Agreement (except as otherwise provided herein), which is hereby terminated in all respects and is superceded and preempted by the provisions of this Agreement as of the Effective Time; and the parties hereby agree and acknowledge that any rights or obligations under the AppNet Senior Management Agreement shall also be terminated and shall be superceded by the rights and obligations under this Agreement upon the Effective Time.

              (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

              (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Parent and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

              (h) CHOICE OF LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Parent and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

              (i) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

              (j) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Parent and Executive.

              (k) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Parent's chief executive office is located, the time period shall be automatically extended to the business day immediately following Saturday, Sunday or holiday.

              (l)  TERMINATION. This Agreement (except for the provisions of
Section 7) shall survive a Separation and shall remain in full force and effect after such Separation.

              (m) ADJUSTMENTS OF NUMBERS. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

         IMPORTANT: THIS AGREEMENT CONTAINS VERY IMPORTANT TERMS GOVERNING YOUR EMPLOYMENT WITH THE PARENT. SECTION 9 CONTAINS PROVISIONS WHICH AFFECT YOUR ABILITY TO TAKE CERTAIN ACTIONS FOLLOWING THE TERMINATION OF YOUR EMPLOYMENT. YOU SHOULD FEEL FREE TO SEEK ADVICE FROM YOUR ATTORNEY REGARDING ANY MATTER RELATING TO THIS AGREEMENT. BY EXECUTING THIS AGREEMENT, YOU ARE AFFIRMING THAT YOU HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH YOUR ATTORNEY IF YOU SO DESIRED, THAT YOU UNDERSTAND THE MEANING AND SIGNIFICANCE OF ALL OF ITS PROVISIONS, THAT NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE TO YOU REGARDING YOUR EMPLOYMENT WHICH ARE NOT SET FORTH IN THIS AGREEMENT, AND THAT YOU ARE FREELY SIGNING THIS AGREEMENT TO OBTAIN EMPLOYMENT WITH THE PARENT.

                                * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.


                                   COMMERCE ONE, INC.


                                   By: /s/ Robert M. Tarkoff
                                      -----------------------------------
                                   Name: Robert M. Tarkoff
                                        ---------------------------------
                                   Title: Sr. VP Corporate Development
                                         --------------------------------
                                          & General Counsel
                                         --------------------------------


                                   APPNET, INC.


                                   By: /s/ Sherry L. Rhodes
                                      -----------------------------------
                                   Name: Sherry L. Rhodes
                                        ---------------------------------
                                   Title: VP, General Counsel
                                         --------------------------------
                                          & Secretary
                                         --------------------------------


                                   EXECUTIVE

                                   /s/ Ken S. Bajaj
                                   --------------------------------------
                                   Ken S. Bajaj





               [SIGNATURE PAGE TO SENIOR MANAGEMENT AGREEMENT]